EXHIBIT 10.4

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “First Amendment”) is entered into on March 29, 2007 by and between Live Nation Worldwide, Inc. (formerly known as SFX Entertainment, Inc.), a Delaware corporation (the “Company”), and Bruce Eskowitz (the “Employee”).

WHEREAS, the parties have entered into that certain Employment Agreement dated May 1, 2006 (the “Original Agreement”).

WHEREAS, the parties desire to amend the Original Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Section 1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The Employee’s term of employment starts on the effective date of this Agreement and ends on the close of business on the 31st day of December, 2009 (the “Term”).”

2. The first sentence of Section 2(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The Employee’s title is Chief Executive Officer of North American Music.”

3. The first sentence of Section 3(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Effective January 1, 2007, the Company will pay the Employee an annual base salary of $625,000.00.”

4. The first sentence of Section 3(b)(ii) of the Original Agreement is hereby amended and restated in its entirety to read as follows, and the second sentence of Section 3(b)(ii) of the Original Agreement is hereby deleted in its entirety:

“The Employee will be eligible for an annual performance bonus based upon the achievement of (i) financial targets by the Company and/or any divisions and/or business units thereof, and/or (ii) personal goals and objectives related to the individual performance of the Employee, in each case as set and determined in writing by the Chief Executive Officer for each calendar year.”

5. Section 8(d)(C)(ii)(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“a lump sum amount equal to the greater of (i) the Employee’s base salary for the remainder of the Term, less an amount equal to six (6) months’ base salary, or (ii) six (6) months of the Employee’s annual base salary, in either case less applicable federal and state withholding and all other ordinary payroll deductions; and,”

6. Exhibit A of the Original Agreement is hereby deleted in its entirety.

7. On February 16, 2007, the Employee was granted (i) options to purchase 100,000 shares of Live Nation, Inc. common stock vesting in four equal annual installments on the first, second, third and fourth anniversaries of the grant date and (ii) 25,000 shares of Live Nation, Inc. restricted stock vesting 25% if certain performance goals for fiscal year 2007 are met by the Company, and the remaining 75% vesting in three equal annual installments on the second, third and fourth anniversaries of the grant date. If the established performance goals for fiscal year 2007 are not achieved, then the grant will be forfeited in its entirety.

8. The Original Agreement is and shall continue to be in full force and effect, except as amended by this First Amendment, and except that all references in the Original Agreement to “Agreement” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this First Amendment.

9. Any and all defined terms which are not explicitly defined herein shall have the meaning ascribed to them in the Original Agreement.

10. This First Amendment may be signed in counterpart originals, which collectively shall have the same legal effect all signatures had appeared on the same physical document. This First Amendment may be signed and exchanged by electronic or facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

LIVE NATION WORLDWIDE, INC.

By:	/s/ Michael Rapino
Michael Rapino
President and Chief Executive Officer

/s/ Bruce Eskowitz
Bruce Eskowitz

[Signature Page to First Amendment to Employment Agreement]